UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)
November 11, 2010
SWIFT ENERGY COMPANY
(Exact Name of Registrant as Specified in Charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)
16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)
(281) 874-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 11, 2010, Swift Energy Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, acting on its own behalf and as representative of the several underwriters named therein (the “Underwriters”), for the public offering of 3,750,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) for $36.60 per share ($34.77 net of the underwriters’ discounts and commissions). The Underwriter has an over-allotment option to acquire an additional 562,500 shares of Common Stock. After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects to realize net proceeds of approximately $130.1 million for the offering, or approximately $149.7 million if the Underwriters exercise in full their over-allotment option to acquire additional shares.
     The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Underwriter agree to indemnify each other against certain liabilities, including liabilities under the Securities Act. Also, under the terms of the Underwriting Agreement, the Company may not issue Common Stock or securities convertible into Common Stock for a period of 90 days after November 11, 2010, without the prior consent of the Underwriter.
     The shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-159341), and the offering was made pursuant to a preliminary prospectus dated November 10, 2010, as supplemented by a final prospectus supplement dated November 11, 2010, which was filed November 12, 2010 with the Securities and Exchange Commission, pursuant to Rule 424(b) of the Securities Act. The closing of the offering is scheduled for November 17, 2010.
     The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.
Item 8.01 Other Events.
     In connection with the offering and as an update of the legal opinion previously filed as Exhibit 5 to the Registration Statement, the Company hereby attaches, as Exhibit 99.1 to this report, a signed opinion letter as to the legality of the securities to be sold pursuant to such offering from its counsel which previously provided the Exhibit 5 opinion.
     The Company issued a press release on November 11, 2010 announcing the pricing of the shares of Common Stock to be issued in the offering. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

1.1	Underwriting Agreement, dated November 11, 2010, between Swift Energy Company and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named therein.

99.1	Signed opinion of Baker & Hostetler LLP dated November 12, 2010, as to the legality of the securities to be sold pursuant to the offering.

99.2	Press Release Regarding Pricing of Shares of Swift Energy Company dated November 11, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	SWIFT ENERGY COMPANY

	By:	/s/ Alton D. Heckaman Alton D. Heckaman
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 11, 2010, between Swift Energy Company and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named therein.

99.1	Signed opinion of Baker & Hostetler LLP dated November 12, 2010, as to the legality of the securities to be sold pursuant to the offering.

99.2	Press Release Regarding Pricing of Shares of Swift Energy Company dated November 11, 2010.